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			EXHIBIT 10.04

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			ESCROW AGREEMENT

	  THIS ESCROW AGREEMENT (the "Agreement") is made, entered into, and effective as of this 13 day of October, 1995 (the "Effective Date"), by and between the ST. LOUIS COUNTY PORT AUTHORITY, a public body corporate and politic of the State of Missouri ("Landlord"), SOUTHBOAT LIMITED PARTNERSHIP, a Missouri limited partnership ("Tenant"), SHOWBOAT, INC., a Nevada corporation ("Guarantor") and parent company of Showboat Lemay, Inc, a Missouri corporation and Tenant's general partner, and BOATMEN'S TRUST COMPANY, a Missouri corporation (the "Escrow Agent");

	  WITNESSETH, THAT:

	  WHEREAS, Landlord and Tenant have entered into a certain Lease and Development Agreement dated as of the date hereof (the "Lease"), a copy of which is attached hereto as EXHIBIT A; and

	  WHEREAS, terms defined in the Lease and used herein shall have the same meaning herein as so defined; and

	  WHEREAS, the Lease provides as follows:

		    (a) the parties shall establish an Escrow
			with Boatmen's Trust Company as Escrow Agent;

		    (b) Tenant shall deposit into the Escrow the
			$500,000 Acceptance Fee and the $750,000 Security Deposit, and Guarantor shall deposit into the Escrow the Rent Guarantee and the Completion Guaranty;

		    (c) not later than 120 days after the
			Effective Date, Tenant shall direct Escrow Agent to release the Acceptance Fee to Landlord or Tenant shall cancel the Lease;

		    (d) upon termination of the Lease due to the
			failure of any of the Conditions during the Due Diligence Period, the Acceptance Fee and the Security Deposit shall be released to Tenant and the Guarantees shall be released to Guarantor;

		    (e) upon the occurrence of the Commencement
			Date, the Guarantees shall be released to Landlord and the Security Deposit shall be returned to Tenant;

		    (f) in the event that prior to the Commencement Date
			Tenant shall withdraw or abandon Tenant's


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			application for Gaming Licensure or for
			any Site Permits, or otherwise abandon the Project, Landlord, as Landlord's sole remedy, shall retain the Security Deposit as liquidated damages and not as a penalty, the parties not being able to determine Landlord's actual damages prior to the Commencement Date; and

	  WHEREAS, Escrow Agent has agreed to serve as Escrow
Agent under the Lease in accordance with the terms of this Agreement;

	  NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements of the parties contained herein, Landlord, Tenant, Guarantor and Escrow Agent hereby agree as follows:

	  1. APPOINTMENT OF ESCROW AGENT. Landlord, Tenant and Guarantor hereby appoint Escrow Agent to serve as Escrow Agent in accordance with the provisions of the Lease and this Escrow Agreement, and Escrow Agent hereby accepts such appointment and agrees to hold in trust, administer, and dispose of the Tenant's and Guarantor's deliveries in accordance with this Escrow Agreement. Escrow Agent acknowledges receipt from Tenant of its $1,000 fee for service as Escrow Agent during the first twelve
(12) months of this Agreement; Escrow Agent's fee for services rendered during each subsequent twelve (12) month period or portion thereof this Agreement remains in effect, if any, shall be borne by Tenant but shall not exceed $1,000 for each such subsequent twelve (12) month period or portion thereof.

	  2. ESTABLISHMENT OF ESCROW. Landlord and Tenant shall maintain the Escrow established with Escrow Agent until the Commencement Date or such earlier date as Tenant cancels the Lease pursuant to Section 2(b) or 3(d). In the event Tenant cancels the Lease pursuant to Section 2(b) or 3(d) thereof, Tenant shall deliver written notice of such election to Landlord and Escrow Agent.

	  3. ESCROW DEPOSITS. Tenant agrees to deposit into Escrow, not later than 5 business days after the Effective Date, the $500,000 cash Acceptance Fee and the $750,000 Security Deposit in cash or in the form of a 6-month (or longer) irrevocable letter of credit in the stated amount of $750,000 issued by a bank or financial institution acceptable to Landlord permitting draws by the Escrow Agent (and deposit into the Escrow of the resulting cash) upon unilateral presentation to the issuer by the Escrow
Agent of Landlord's certificate of abandonment pursuant to
Section 6 hereof.  Tenant may substitute in place of

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any cash deposit it may have made a letter of credit meeting the requirements of the initial letter of credit. Funds shall be deposited into the Escrow Account by wire transfer to Boatmen's National Bank of St. Louis, ABA No. 081000032, for credit to Boatmen's Trust Company, Account Number 100700004888, for credit to Southboat Escrow. Escrow Agent agrees to acknowledge receipt and custody of the Rent Guarantee and Completion Guarantee of Guarantor when delivered to Escrow Agent by Guarantor or Landlord.

	  4. RELEASE OF ESCROW TO TENANT. Within 5 business days after cancellation of the Lease in accordance with the provisions of Section 2(b) or Section 3(d) thereof, or within 5 business days after the occurrence of the Commencement Date, Landlord shall deliver its certificate to Escrow Agent, and Escrow Agent shall be authorized and directed, under the terms of this Escrow
Agreement, to immediately release (i) to Tenant the cash or letter of credit deposited in the Escrow by Tenant, and (ii) to Guarantor, the Guarantees.

	  5. RELEASE OF ACCEPTANCE FEE TO LANDLORD. In the event the Lease is not timely cancelled by Tenant pursuant to
Section 2(b) thereof, Tenant shall direct the Escrow Agent in writing to release the Acceptance Fee from the Escrow and deliver it to Landlord. In the event Tenant fails to direct Escrow Agent to deliver the Acceptance Fee to Landlord on or before the expiration of the Due Diligence Period, whether or not Tenant has satisfied or waived all or any of the Conditions, the Lease shall be void and of no further force or effect, and Landlord shall deliver written notice to the Escrow Agent to release the Acceptance Fee and the Security Deposit to Tenant, and to release the Guarantees to Guarantor, and no party shall have any further obligation or liability to the other under the Lease; provided, however, that if Tenant shall have withdrawn or abandoned Tenant's application for Gaming Licensure or for any Site Permits or otherwise abandoned the Project, Landlord shall be entitled to recover the Security Deposit as liquidated damages for such withdrawal or abandonment, as provided in Section 6.

	  6.   RELEASE OF SECURITY DEPOSIT TO LANDLORD.  If
Land lorddelivers a certificate to Escrow Agent and to Tenant stating thatTenant has with drawn or abandoned Tenant's application for Gaming Licensure or for any Site Permits, or otherwise abandoned the Project, or that Tenant has failed to renew or replace any letterof credit deposited in the Escrow within 30 days prior to its stated expiration date, Escrow Agent shall draw down any letterof credit deposited with Escrow Agent and place the funds received pursuant to such draw into the Escrow for disposition by the parties in accordance with the

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provisions hereof.  UnlessTenant shall contest the validity or propriety of Landlord'snotice by delivery of written notice to Escrow Agent within 10days after Escrow Agent's receipt of instructions to release theSecurity Deposit to Landlord, Escrow Agent shall be deemedauthorized and directed to deliver the Security Deposit toLandlord, to deliver all other funds to Tenant, and theGuarantees to Guarantor. If Tenant shall timely contestLandlord's notice, as provided in this Section 6, Escrow Agentshall deposit the funds and documents held by it into the clerkof the St. Louis County Circuit Court for disposition by theCourt in accordance with the provisions of Section 16 hereof.

	  7. INVESTMENT OF FUNDS. All funds held on deposit by the Escrow Agent shall be invested as directed in writing by Tenant in any securities of or guaranteed by the U.S. Government or any instrumentality thereof, including without limitation money market funds investing in U. S. Government obligations (the "Permitted Investments"), and all interest earned thereon shall belong and be paid to Tenant, quarterly or monthly, notwithstanding any contrary disposition of the funds held in Escrow.

	  8. NO IMPLIED DUTIES. The duties of Escrow Agent shall be as expressed under this Agreement and Escrow Agent shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances and Escrow Agent shall not be liable except in the event of its gross negligence or willful misconduct.

	  9. NO RISK OF ESCROW AGENT'S FUNDS. Escrow Agent shall not be obligated to risk its own funds in the administration of the account and shall have a lien against any funds, securities or other property in its possession or control (the "Escrow Account") for its fees, expenses and advancements. Escrow Agent need not take any action under the Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may incur.

	  10. NO RECITALS BY ESCROW AGENT. Any recitals contained in the Agreement shall be deemed to be those of the principals and not those of Escrow Agent.

	  11. NO SURETY. Unless specifically required by the Agreement, Escrow Agent shall not be required to give any bond or surety or report to any Court despite any statute, custom or rule to the contrary.

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	  12.  NOTICES.  Any notice to or demand shall be given
by being deposited, certified mail, postage prepaid, in the United States mail, addressed (until another address is filed in writing) to each of the parties as follows:

	To Escrow Agent:         Boatmen's Trust Company
						510 Locust Street
						St. Louis, Missouri 63101
						Attention: Corporate Trust Department

	To Guarantor:            Showboat, Inc.
						2800 Fremont Street
						Las Vegas, Nevada 89104
						Attention:  H. Gregory Nasky

	To Tenant:               Showboat Development Company
						3720 Howard Hughes Parkway
						Las Vegas, Nevada 89109

	With a copy to:          Kummer Kaempfer Bonner Renshaw
						Seventh Floor
						3800 Howard Hughes Parkway
						Las Vegas, Nevada 89109
						Attention:  John N. Brewer

	To Landlord:             St. Louis County Port Authority
						Economic Council of St. Louis
							County
						121 South Meramec, Suite 900
						Clayton, Missouri 63105
						Attention:  Director of Real Estate

	With a copy to:          Economic Council of St. Louis
							County
						121 South Meramec, Suite 900
						Clayton, Missouri 63105
						Attention:  General Counsel

						St. Louis County
						41 South Central
						Clayton, Missouri 63105
						Attention: County Counselor

	  13. ACTION ON INSTRUCTIONS. Escrow Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

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	  14.  USE OF AGENTS OR RECEIVERS.  Escrow Agent may
execute any of the duties under the Agreement by or through agents or receivers.

	  15. RESIGNATION OF ESCROW AGENT. Escrow Agent may at any time resign from the position created in the Agreement by giving thirty (30) days written notice by registered or certified mail to the parties to the Agreement and such resignation shall take effect at the end of such thirty days or upon earlier appointment of a successor.

	  16. INTERPLEADER. In the event Escrow Agent becomes involved in litigation by reason hereof, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event Escrow Agent is threatened with litigation by reason hereof, it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any such funds, securities, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.

	  17. ENGAGEMENT OF COUNSEL. Escrow Agent may engage legal counsel, who may not be counsel for any party to the Agreement, and shall not be liable for any act or omission taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which Escrow Agent will have a lien against the Escrow Account.

	  18. DUTIES LIMITED TO AGREEMENT. Unless specifically required by the terms of the Agreement, Escrow Agent need not take notice of or enforce any other document or relationship, including, without limiting the generality of the foregoing, any contract, settlement, arrangement, plan, assignment, pledge, release, decree or the like, but its duties shall be solely as set out in the Agreement.

	  19. INDEMNIFICATION OF ESCROW AGENT. The parties to the Agreement (other than Escrow Agent) hereby agree, jointly and severally, to indemnify and save harmless the Trust company from and against any loss, liability or expense reasonably incurred, without negligence or bad faith on its part, arising out of or in connection with the Agreement, including the expense of defending itself against any claim or liability in the premises. This

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indemnity agreement shall survive the termination of the
Agreement.

	  IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as the date first above written.

				   LANDLORD:
				   ST.  LOUIS COUNTY PORT AUTHORITY



				   By:_/s/_______________________
					Name:
					Title:


APPROVED AS TO FORM



_/s/_________________________
General Counsel, Economic Council
	of St. Louis County

				   TENANT:
				   SOUTHBOAT LIMITED PARTNERSHIP
				   By:  SHOWBOAT LEMAY, INC.



				   By:_/s/___________________________
					Name: H. Gregory Nasky
					Title: Secretary

				   GUARANTOR:
				   SHOWBOAT, INC.



				   By:_/s/__________________________
					 Name: H. Gregory Nasky
					 Title: Secretary

				   ESCROW AGENT:
				   BOATMEN'S TRUST COMPANY


				    By:_/s/_______________________
					  Name:
					  Title: